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                                                                     EXHIBIT 5.1

                           OPINION OF LATHAM & WATKINS

                          [LATHAM & WATKINS LETTERHEAD]

                                November 1, 2001

Essential Therapeutics, Inc.
1365 Main Street
Waltham, Massachusetts 02451-1624

                  Re:      Registration Statement on Form S-8
                           ----------------------------------

Ladies and Gentlemen:

         In connection with the registration by Essential Therapeutics, Inc., a Delaware corporation (the "Company"), of an aggregate of 1,550,000 shares of the common stock, par value $0.001 per share (the "Shares"), of the Company pursuant to the 2001 Incentive Stock Plan (the "Plan"), on a Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, you have requested our opinion with respect to the matters set forth below.

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws of the State of Delaware.

         Subject to the foregoing, it is our opinion that the Shares to be issued under the Plan have been duly authorized, and upon the issuance and delivery of the Shares in the manner contemplated by the Plan, and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plan, including, without limitation, collection of required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Latham & Watkins